EXHIBIT 99.1

               Gensym Announces Second-Quarter Results

    BURLINGTON, Mass.--(BUSINESS WIRE)--Aug. 9, 2004--Gensym Corporation (OTC Bulletin Board: GNSM), a leading provider of software and services for expert operations management, today reported revenues of $4,399,000 and a net income of $190,000, or $0.02 per diluted share, for the quarter ended June 30, 2004. In the corresponding quarter of 2003, Gensym had revenues of $3,350,000 and a net loss of $1,188,000, or $0.17 per diluted share.
    "We are pleased to report a fourth consecutive quarter of increasing revenues and a third consecutive quarter of profitability," said Lowell Hawkinson, Gensym's chairman, president and CEO. "License revenues are up sharply this year compared to last year: for the first six months of 2004, license revenues were 88 percent higher than in the same period in 2003. Our cash position has also improved markedly, to $3,626,000 at June 30, 2004 from $1,818,000 at December 31, 2003.
    "Beyond the good financial news, Gensym had two major achievements in the second quarter, both previously announced. First was the release of G2 8.0, our next-generation G2 and the most significant new release of G2 since the first release some sixteen years ago. Second was winning a federal government contract that is expected to produce about $1.5 million in net revenue through the end of this year and position us for follow-on business.
    "With next-generation G2, we have added to the power of G2's world-class reasoning engine and have brought G2 up to modern standards and expectations in all important areas. We believe we have leapfrogged all other products in our market space. We have also preserved compatibility with earlier versions of G2, thus protecting the considerable engineering investments of our partners and end users."
    A conference call to discuss financial results for the quarter ended June 30, 2004 has been scheduled for Wednesday, August 11 at 5:00 pm (eastern). Individuals who wish to participate should call 866-866-1333 or 404-260-1421. A replay of the call will be available through Wednesday, August 18 at 866-430-1300 or 404-260-1414. When prompted, enter pin 8145966#. At system prompt dial '4' and enter confirmation number 20040319213200#.

    About Gensym

    Gensym Corporation (www.gensym.com) is a provider of software products and services that enable organizations to automate aspects of their operations that have historically required the direct attention of human experts. Gensym's product and service offerings are all based on or relate to Gensym's flagship product G2, which can emulate the reasoning of human experts as they assess, diagnose, and respond to unusual operating situations or as they seek to optimize operations. Gensym's next generation of G2, version 8.0, which is fully compatible with the previous generation, was released in June 2004. The transition to the next generation of G2-based products is expected to be largely complete by the end of 2004.
    With G2, organizations in manufacturing, communications, transportation, aerospace, and government maximize the performance and availability of their operations. For example, Fortune 1000 manufacturers such as Alcan, ExxonMobil, DuPont, El Paso, Eli Lilly, Ford, Hitachi, Lafarge, Procter & Gamble, and Toyota use G2 to help operators detect problems early and to provide advice that avoids off-specification production and unexpected shutdowns. Manufacturers and government agencies use G2 to optimize their supply chain and logistics operations, while communications companies such as AT&T, Ericsson, Motorola, and Nokia use G2 to troubleshoot network faults so that network availability and service levels are maximized. Gensym has numerous partners who help meet the specific needs of customers.
    Gensym and its partners deliver a range of services, including training, software support, application consulting and complete solutions. Through partners and through its direct sales force, Gensym serves customers worldwide.

    Gensym and G2 are registered trademarks of Gensym Corporation. All other trademarks are property of their respective owners.

    This press release contains forward- looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "anticipates," "should," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to important risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited the intensely competitive market for expert operations systems, our history of operating losses and our ability to remain profitable, the possibility that stockholders may face an illiquid market for our securities, the effectiveness of our indirect distribution channel and strategic relationships and the ability of our partners to effectively market and deliver their Gensym-based solutions, fluctuations in demand for our products, market acceptance of Gensym's next generation of G2 and G2-based products, and the other risks which we describe under the caption "Factors That May Affect Future Results" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


                          GENSYM CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             In thousands
                             (Unaudited)

                                              June 30,    December 31,
                                                2004          2003
                                            ------------  ------------
ASSETS

Current Assets:
  Cash and cash equivalents                      $3,626        $1,818
  Accounts receivable, net                        2,449         4,015
  Other current assets                              889           872
                                            ------------  ------------
     Total current assets                         6,964         6,705

Property and equipment, net                         666           908
Deposits and other assets                           548           673
                                            ------------  ------------

Total assets                                     $8,178        $8,286
                                            ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Other current liabilities                      $2,549        $2,452
  Deferred revenue                                4,386         4,991
                                            ------------  ------------
     Total current liabilities                    6,935         7,443

Long term deferred revenue                          149           150
Other long term liabilities                          21            41

Total stockholders' equity                        1,073           652
                                            ------------  ------------

Total liabilities and stockholder's equity       $8,178        $8,286
                                            ============  ============


                          GENSYM CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 In thousands, except per share data
                             (Unaudited)

                                  Three Months Ended  Six Months ended
                                        June 30,         June 30,
                                     2004     2003     2004     2003
                                   -------- --------  ------- --------

REVENUES:
   Product                          $2,029     $958   $3,768   $2,002
   Services                          2,370    2,392    4,687    4,806
                                   -------- --------  ------- --------
      Total revenues                 4,399    3,350    8,455    6,808
                                   -------- --------  ------- --------

COST OF REVENUES:
   Product                             338      222      479      449
   Services                            916      777    1,730    1,484
                                   -------- --------  ------- --------
      Total cost of revenues         1,254      999    2,209    1,933

                                   -------- --------  ------- --------
      Gross profit                   3,145    2,351    6,246    4,875
                                   -------- --------  ------- --------

OPERATING EXPENSES:
   Sales and marketing               1,078    1,376    2,148    2,905
   Research and development            889      816    1,746    1,678
   General and administrative          957    1,081    1,937    1,796
   Restructuring                         -      250        -      250
                                   -------- --------  ------- --------
                                     2,924    3,523    5,831    6,629
                                   -------- --------  ------- --------

      Operating income (loss)          221   (1,172)     415   (1,754)

OTHER INCOME (EXPENSE), NET            (12)      86      (65)     109
                                   -------- --------  ------- --------

      Income (loss) before
       provision for income taxes      209   (1,086)     350   (1,645)

PROVISION FOR INCOME TAXES              19      102       44      179
                                   -------- --------  ------- --------

      Net income (loss)               $190  $(1,188)    $306  $(1,824)
                                   ======== ========  ======= ========

      Basic earnings (loss) per
       share                         $0.03   $(0.17)   $0.04   $(0.26)
      Diluted earnings (loss) per
       share                         $0.02   $(0.17)   $0.04   $(0.26)
      Weighted average common
       shares outstanding, basic     7,179    6,920    7,151    6,891
      Weighted average common
       shares outstanding,
       diluted                       7,917    6,920    7,817    6,891


    CONTACT: Gensym Corporation
             Stephen Allison, 781-265-7100